UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Trimble Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant): N/A

Payment of Filing Fee (Check the appropriate box):
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 12b-25
NOTIFICATION OF LATE FILING

SEC File Number: 001-14845
CUSIP Number: 896239100

(Check one):	☐ Form 10-K ☐ Form 20-F ☐ Form 11-K
☒ Form 10-Q ☐ Form 10-D ☐ Form N-CEN ☐ Form N-CSR
For Period Ended: June 28, 2024

☐ Transition Report on Form 10-K
☐ Transition Report on Form 20-F
☐ Transition Report on Form 11-K
☐ Transition Report on Form 10-Q
For the Transition Period Ended: __________

Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.
If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates:

PART I - REGISTRANT INFORMATION
Trimble Inc.
Full Name of Registrant
N/A
Former Name if Applicable
10368 Westmoor Drive
Address of Principal Executive Office (Street and Number)
Westminster, CO 80021
City, State and Zip Code
PART II - RULES 12b-25(b) AND (c)
If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

	(a)	The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;
☒	(b)	The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, Form 11-K, Form N-CEN or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q or subject distribution report on Form 10-D, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and
	(c)	The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

PART III - NARRATIVE
State below in reasonable detail why Forms 10-K, 20-F, 11-K, 10-Q, 10-D, N-CEN, N-CSR, or the transition report portion thereof, could not be filed within the prescribed time period.
Trimble Inc. (the “Company”) is unable to file its Quarterly Report on Form 10-Q for the period ended June 28, 2024 (the “Form 10-Q”) by the prescribed due date without unreasonable effort or expense because of the circumstances described below.
As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2024, subsequent to the filing of the Company’s Annual Report on Form 10-K with the SEC on February 26, 2024 (the “Form 10-K”), Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, informed the Company that in preparing for an upcoming Public Company Accounting Oversight Board inspection, EY had identified concerns regarding the design and execution of certain information technology (“IT”) and other controls for revenue-related systems and processes as of December 29, 2023 that had not been evaluated.
On May 2, 2024, the Audit Committee of the Board of Directors of the Company and management, after discussion with EY, concluded there was an additional material weakness related to certain IT and other controls for revenue-related systems and processes as of December 29, 2023 that was not previously disclosed in Management’s Annual Report on Internal Control over Financial Reporting.
Since then, EY and the Company’s management have been evaluating other matters related to the Company’s internal control over financial reporting. It is possible that additional material weaknesses could be identified over the course of the ongoing assessment.
EY has been performing and continues to perform incremental audit procedures responsive to the identified material weaknesses. This work is nearing completion, and the Company currently expects EY’s assessments of the impact of the matters noted above to be completed in approximately a month or so. Based on the work to date, management has not identified any errors that would result in a restatement to the consolidated financial statements for the periods presented in the Form 10-K or for any previously released financial results. Furthermore, EY has not withdrawn its audit report on the financial statements included in the Form 10‑K.
Additionally, management, with the oversight of the Audit Committee of the Board of Directors of the Company, is currently taking actions to remediate the material weaknesses and is implementing additional processes and controls to address the underlying causes associated with the material weakness.
Among other things, the Company has designed and implemented review controls over third-party valuation specialists to add greater levels of precision to detect and prevent potential material misstatements, including the establishment of process and controls to evaluate adequate review and evidence used in the valuation of acquired intangible assets to remediate the previously reported material weakness related to the business combination with Transporeon. The Company is also in the process of reassessing the design of certain information technology general controls and information technology application controls for relevant business systems and applications that support the Company’s preparation of the consolidated financial statements.
The material weaknesses will not be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. The Company believes that the measures described above will remediate the control deficiencies it has identified and strengthen its internal control over financial reporting. The Company is committed to continuing to improve its internal control processes and will continue to review, optimize, and enhance its financial reporting controls and procedures.
The Company intends to issue its full financial results for its second quarter ended June 28, 2024 when both the Company and EY complete an assessment of the impacts of the matters noted above.
PART IV - OTHER INFORMATION
(1) Name and telephone number of person to contact in regard to this notification

David G. Barnes	(720)	887-6100
(Name)	(Area Code)	(Telephone Number)

(2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If answer is no, identify report(s).
Yes ☐ No ☒
As of the date of this Form 12b-25, the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended March 29, 2024.
(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
Yes ☒ No ☐
If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.
On August 6, 2024, the Company issued a press release announcing financial results for its second quarter ended June 28, 2024 and included a copy of such press release as an exhibit to the Company's Current Report on Form 8-K furnished by the Company with the Securities and Exchange Commission on August 6, 2024. Information about the Company's financial results for the three and six months ended June 28, 2024 was included in such press release.
As noted in the press release, the Company’s results of operations for the three months ended June 28, 2024 are as follows:
•Revenue of $870.8 million for the three months ended June 28, 2024, compared to $993.6 million for the three months ended June 30, 2023
•GAAP operating income was $61.6 million for the three months ended June 28, 2024, compared to $93.6 million for the three months ended June 30, 2023
•GAAP net income was $1,316.4 million for the three months ended June 28, 2024, compared to $44.6 million for the three months ended June 30, 2023
•Diluted earnings per share was $5.34 on a GAAP basis for the three months ended June 28, 2024, compared to $0.18 for the three months ended June 30, 2023
As noted in the press release, the Company’s results of operations for the six months ended June 28, 2024 are as follows:
•Revenue of $1,824.1 million for the six months ended June 28, 2024, compared to $1,909.0 million for the six months ended June 30, 2023
•GAAP operating income was $170.8 million for the six months ended June 28, 2024, compared to $230.6 million for the six months ended June 30, 2023
•GAAP net income was $1,373.6 million for the six months ended June 28, 2024, compared to $173.4 million for the six months ended June 30, 2023
•Diluted earnings per share was $5.56 on a GAAP basis for the six months ended June 28, 2024, compared to $0.70 for the six months ended June 30, 2023
The financial results are unaudited and subject to change pending the completion of the Form 10-Q.
Forward Looking Statements
This document contains forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the effectiveness of the Company’s internal controls, the Company’s expectation as to the anticipated timing of the filing of the Company’s Form 10-Q for the quarter ended June 28, 2024 and the impact on preliminary financial results for the quarter ended June 28, 2024 as a result of the completed assessment by the Company and EY. While management has not identified any errors based on the work to date that would result in a restatement to the consolidated financial statements for the periods presented in the Form 10-K or for any previously released financial results, it is possible that errors could be discovered in the ongoing audit that could lead to such a restatement. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected timing and results of EY’s completion of its additional audit procedures. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

TRIMBLE INC.
(Name of Registrant as Specified in Charter)
has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ David G. Barnes
David G. Barnes
Date:	August 7, 2024		Chief Financial Officer